UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 8, 2016
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 8, 2016, Arch Capital Finance LLC (the “Issuer”), a wholly-owned subsidiary of Arch Capital Group Ltd. (the “Company”), completed the public offering of $500,000,000 aggregate principal amount of its 4.011% senior notes due 2026 (“2026 Notes”) and $450,000,000 aggregate principal amount of 5.031% senior notes due 2046 (“2046 Notes” and, together with the 2026 Notes, the “Senior Notes”), fully and unconditionally guaranteed by the Company (the “Guarantee”). The Senior Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s universal shelf registration statement on Form S-3 (File No. 333-202440), as supplemented by the prospectus supplement dated November 29, 2016, previously filed with the Securities and Exchange Commission under the Securities Act.
The Senior Notes were issued (and the Guarantee delivered) pursuant to an indenture (the “Base Indenture”), dated as of December 8, 2016, among the Issuer, the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture among the Issuer, the Company and the Trustee, dated as of December 8, 2016 (the “First Supplemental Indenture” together with the Base Indenture, the “Indenture”). The Senior Notes and the Guarantee are unsecured and unsubordinated obligations of the Issuer and the Company, respectively, and rank equally and ratably with the other unsecured and unsubordinated indebtedness of the Issuer and the Company. Copies of the Base Indenture and the First Supplemental Indenture (including the form of Senior Notes) are attached hereto as Exhibits 4.1 and 4.2 respectively, and are incorporated herein by reference. The description of the Indenture and the Senior Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the form of Senior Note.
The Issuer will pay interest on the Senior Notes semi-annually in arrears on June 15 and December 15, beginning on June 15, 2017, to holders of record on the preceding June 1 or December 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.
Unless previously redeemed, the 2026 Notes will mature on December 15, 2026, and the 2046 Notes will mature on December 15, 2046. At any time and from time to time prior to September 15, 2026, the 2026 notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to the “make-whole” redemption price, plus accrued and unpaid interest. At any time and from time to time on or after September 15, 2026, the 2026 notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2026 notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. At any time and from time to time prior to June 15, 2046, the 2046 notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to the “make-whole” redemption price, plus accrued and unpaid interest. At any time and from time to time on or after June 15, 2046, the 2046 notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2046 notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Senior Notes are subject to certain covenants, including limitations on the ability of the Company and its subsidiaries, with exceptions, to incur liens on the stock of certain subsidiaries, or dispose of capital stock of certain subsidiaries.
The Senior Notes are subject to a special mandatory redemption (a “Special Mandatory Redemption”) if (i) the Stock Purchase Agreement (the “Stock Purchase Agreement”) between the Company and American International Group, Inc. (“AIG”), previously disclosed by the Company, is terminated on any date prior to August 31, 2017 or (ii) the acquisition under the Stock Purchase Agreement is not consummated prior to August 31, 2017 (the earlier of any such date, a “Trigger Date”). In the event a Trigger Date occurs, the Issuer will be required to redeem the Senior Notes at 101% of the aggregate principal amount of the Senior Notes, together with accrued and unpaid interest on the Senior Notes from the issue date or the last date on which interest has been paid up to, but not including, the applicable special mandatory redemption date. In that event, the Issuer will cause a notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, not later than five business days after the Trigger Date to each holder of the Senior Notes at its registered address.
The “special mandatory redemption date” will be the tenth business day following the Trigger Date. Notwithstanding the foregoing, installments of interest on any series of notes that are due and payable on interest payment dates falling on or before the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Senior Notes and the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events
In connection with the offering of the Senior Notes, the Company is filing the legal opinions relating to the offering as Exhibit 5.1 and 5.2 to this report.

Item 9.01	Financial Statements and Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: December 9, 2016	By:	/s/ Mark D. Lyons
		Name:	Mark D. Lyons
		Title:	Chief Financial Officer, Executive Vice President and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Item 9.01	Financial Statements and Exhibits

d) Exhibits

4.1	Indenture, dated as of December 8, 2016, among the Issuer, the Company and the Trustee.
4.2	First Supplemental Indenture dated as of December 8, 2016, among the Issuer, the Company and the Trustee (including the form of Global Notes for the Senior Notes).
5.1	Opinion of Cahill Gordon & Reindel LLP
5.2	Opinion of Conyers Dill & Pearman
23.1	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.1)
23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.2)